UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 2, 2009

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

As previously disclosed, The Bank of New York Mellon (the “Bank”), a wholly-owned subsidiary of The Bank of New York Mellon Corporation (the “Registrant”), is being investigated by the Commodity Futures Trading Commission (the “CFTC” or the “Commission”) in connection with a loan to Sentinel Management Group, Inc. (“Sentinel”) by the Bank, which was secured by securities and cash in an account maintained at the Bank for Sentinel.

The Bank has received a notice from the Division of Enforcement (the “Division”) of the CFTC indicating that the Division is considering a recommendation to the Commission that it file a civil enforcement action against the Bank for possible violations of the Commodity Exchange Act and CFTC regulations. The notice provides the Bank an opportunity to provide a written submission responding to issues raised in the Division’s proposed enforcement proceeding prior to any decision by the Commission on initiating an enforcement proceeding, and is neither a formal allegation nor a finding of wrongdoing. On December 2, 2009, the Bank was given access to a draft of the complaint which the Division would propose to file if the Commission were to pursue a civil enforcement action. The Bank intends to respond by explaining why it believes an enforcement action is unwarranted. If an enforcement action is commenced, the Bank intends to vigorously defend itself.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: December 8, 2009	By:	/S/ ARLIE R. NOGAY
	Name:	Arlie R. Nogay
	Title:	Corporate Secretary